Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP FOUR TIMES SQUARE
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August 27, 2013

Quiksilver, Inc.

QS Wholesale, Inc.

15202 Graham Street

Huntington Beach, California 92649

Re:	Quiksilver, Inc., QS Wholesale, Inc. and the Guarantors Listed on Schedule I Hereto Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Quiksilver, Inc., a Delaware corporation (the “Company”), QS Wholesale, Inc., a California corporation (“QS Wholesale” and, together with the Company, the “Issuers”), and each of the entities listed on Schedule I hereto (the “Guarantors”) in connection with the public offering of up to $225,000,000 aggregate principal amount of the Issuers’ 10.000% Senior Notes due 2020 (the “Exchange Notes”). The Indenture, dated as of July 16, 2013 (the “Indenture”), by and among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), provides for the guarantee of the Exchange Notes by the Guarantors (the “Guarantees”) to the extent set forth in the Indenture. The Exchange Notes are to be offered (the “Exchange Offer”) in exchange for a like principal amount of the issued and outstanding 10.000% Senior Notes due 2020 of the Issuers issued on July 16, 2013 and the guarantees thereof by the Guarantors (the “Original Notes”), as

Quiksilver, Inc.

QS Wholesale, Inc.

August 27, 2013

contemplated by the Registration Rights Agreement, dated as of July 16, 2013 (the “Registration Rights Agreement”), by and among the Issuers, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and Credit Agricole Securities (USA).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-4 of the Issuers and the Guarantors relating to the Exchange Notes and the Guarantees to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) an executed copy of the Indenture, including Article X thereof containing the Guarantee obligations of the Guarantors;

(c) an executed copy of the Registration Rights Agreement;

(d) the global certificates evidencing the Original Notes (the “Original Note Certificates”);

(e) the form of global certificates to be used to evidence the Exchange Notes included in the Indenture (the “Exchange Note Certificates”);

(f) an executed copy of a certificate for the Company of Charles S. Exon, Secretary of the Company, dated the date hereof (the “Company Secretary’s Certificate”);

(g) an executed copy of a certificate for QS Wholesale and each of the Guarantors of Charles S. Exon, Secretary of QS Wholesale and each of the Guarantors, dated the date hereof (the “Subsidiary Secretary’s Certificate”);

(h) a copy of the Company’s Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of June 4, 2013, and certified pursuant to the Company Secretary’s Certificate;

(i) a copy of QS Wholesale’s Articles of Incorporation, certified by the Secretary of State of the State of California as of June 12, 2013, and certified pursuant to the Subsidiary Secretary’s Certificate;

Quiksilver, Inc.

QS Wholesale, Inc.

August 27, 2013

(j) copies of each of the Guarantor’s Articles of Incorporation, certified by the Secretary of State of the State of California as of June 12, 2013 or June 18, 2013, as applicable, and certified pursuant to the Subsidiary Secretary’s Certificate;

(k) a copy of the Company’s Bylaws, certified pursuant to the Company Secretary’s Certificate;

(l) a copy of QS Wholesale’s Bylaws, certified pursuant to the Subsidiary Secretary’s Certificate;

(m) copies of each of the Guarantor’s Bylaws, certified pursuant to the Subsidiary Secretary’s Certificate;

(n) copies of certain resolutions of the Board of Directors of the Company, adopted on June 24, 2013, July 8, 2013, July 9, 2013 and July 11, 2013, certified pursuant to the Company Secretary’s Certificate;

(o) copies of certain resolutions of the Board of Directors of QS Wholesale, adopted on July 8, 2013 and July 11, 2013, certified pursuant to the Subsidiary Secretary’s Certificate;

(p) copies of certain resolutions of the Board of Directors of each of the Guarantors, adopted on July 8, 2013 and July 11, 2013, certified pursuant to the Subsidiary Secretary’s Certificate; and

(q) the documents delivered at the closing of the issuance of the Original Notes.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuers and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Issuers, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Issuers, the Guarantors and others and of public officials.

Quiksilver, Inc.

QS Wholesale, Inc.

August 27, 2013

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware (the “DGCL”), (ii) the General Corporation Law of the State of California (the “CGCL”) and (iii) the laws of the State of New York.

The Indenture, the Registration Rights Agreement, the Original Note Certificates, the Exchange Note Certificates and the Guarantees are referred to herein collectively as the “Transaction Agreements.”

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1. The issuance of the Exchange Note Certificates has been duly authorized by all requisite corporate action on the part of the Company and QS Wholesale under the DGCL and CGCL, respectively, and, when (i) the Registration Statement, as finally amended, has become effective under the Securities Act, (ii) the Indenture has been qualified under the Trust Indenture Act of 1939, and (iii) the Exchange Note Certificates have been duly executed, authenticated, issued and delivered in exchange for the Original Note Certificates in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms under the laws of the State of New York.

2. The Guarantee of each Guarantor has been duly authorized by all requisite corporate action on the part of such Guarantor under the CGCL and, when (i) the Registration Statement, as finally amended, has become effective under the Securities Act, (ii) the Indenture has been qualified under the Trust Indenture Act of 1939, and (iii) the Exchange Note Certificates have been duly executed, authenticated, issued and delivered in exchange for the Original Note Certificates in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) except to the extent expressly stated in the opinions contained herein with respect to the Issuers and the Guarantors, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any

Quiksilver, Inc.

QS Wholesale, Inc.

August 27, 2013

of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Agreements;

(c) except to the extent expressly stated in the opinions contained herein with respect to the Issuers and the Guarantors, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of Section 10.1 of the Indenture to the extent that such section provides that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture, the Original Notes or the Exchange Notes or the effect thereof on the opinions herein stated;

(e) we do not express any opinion with respect to the enforceability of the provisions contained in Section 10.2 of the Indenture to the extent that such provisions limit the obligation of the Guarantors under the Indenture and the Guarantees;

(f) in rendering the opinion set forth in paragraph 1 above, we have assumed that the Trustee’s certificates of authentication of the Exchange Note Certificates will have been manually signed by one of the Trustee’s authorized officers and that the Exchange Note Certificates conform to the form thereof included in the Indenture and examined by us; and

(g) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

Quiksilver, Inc.

QS Wholesale, Inc.

August 27, 2013

In addition, in rendering the foregoing opinions we have assumed that:

(a) each Issuer and each Guarantor (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which such Issuer or Guarantor is a party;

(b) each Issuer and each Guarantor has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which such Issuer or Guarantor is a party;

(c) neither the execution and delivery by each Issuer or each Guarantor of the Transaction Agreements to which such Issuer or Guarantor is a party nor the consummation by such Issuer or Guarantor of the transactions contemplated thereby, including the issuance and exchange of the Exchange Note Securities: (i) conflicts or will conflict with the articles or certificate of incorporation, as applicable, or bylaws of such Issuer or Guarantor, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which such Issuer or Guarantor or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which such Issuer or Guarantor or its property is subject, (iv) violates or will violate any law, rule or regulation to which such Issuer or Guarantor or its property is subject; and

(d) neither the execution and delivery by each Issuer or each Guarantor of the Transaction Agreements to which such Issuer or Guarantor is a party nor the consummation by such Issuer or Guarantor of the transactions contemplated thereby, including the issuance and exchange of the Exchange Note Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SCHEDULE I

GUARANTORS

DC Shoes, Inc., a California corporation

Hawk Designs, Inc., a California corporation

Mervin Manufacturing, Inc., a California corporation

QS Retail, Inc., a California corporation